                                                                    Exhibit 10.4

                               OPTION TO PURCHASE

     Agreement made this 14th day of March, 2002, by and between Clarence L. White and Berniece F. White, husband and wife, hereinafter "Owner" and East Kansas Agri-Energy, L.L.C., a Kansas Limited Liability Company, hereinafter "Purchaser".

     In consideration of the sum of $5,000.00 cash in hand paid from Purchaser to Owner, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     (1) Owner grants, bargains and conveys to Purchaser the option to purchase a tract consisting of approximately ten (10) acres located in the following described tract of real property situated in Anderson County, Kansas, to-wit:

       The Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) of Section Thirty (30), Township Twenty (20) South, Range Twenty (20) East of the Sixth Principal Meridian.

     (2) The purchase price shall be $9,000.00 per acre, based upon the size of the tract as to be determined by survey, and, that Purchaser shall receive credit against the purchase price for the amount paid for this option.

     (3) The term of this option shall be for twelve (12) months from the date hereof.

     (4) Purchaser shall exercise this option to purchase by delivering a written notice of intent to exercise the option to the Owner at his residence in Garnett, Kansas, no later than five o'clock p.m. (5:00 p.m.) on March 31, 2003. Owner and Purchaser shall thereafter enter into a binding contract for the sale and purchase of the tract of real estate describes herein, which contract shall provide for a closing date and other essential terms to the contract.

     (5) The contract for the sale of this real estate shall contain the following provisions:

         (A) The cost of surveying the tract to be purchased together with all title insurance shall be paid by Purchaser.

         (B) The purpose of this option to purchase is to provide Purchaser with a tract of sufficient size to allow the placement of a railroad spur over and across the tract to

Page 2
Option to Purchase

provide access from Purchaser's anticipated Ethanol Plant to the existing railroad track located in the city of Garnett, Kansas. It is anticipated that this will require approximately ten (10) acres of ground from Owner, however, after Purchaser determines the amount of ground required, it will through its survey cause the boundaries of the tract to be squared off, such that the Western boundary of Owner's remaining property will be a straight line running due North and South.

         (C) Purchaser will be responsible for replacing the Owner's boundary fence at Purchaser's expense with a fence approximately equal to the new fence constructed by City of Garnett Sewer Project, which is also located on property formerly owned by Owner.

         (D) Purchaser will also pay to replace the current loafing barn and concrete pad, together with a potable water hydrant and a dusk to dawn pole light. The barn will be moved to the East of its present site and will be provided with water and electric utilities.

     (6) This Option to Purchase cannot be assigned by Purchaser without the written consent of Owner.

     (7) Time is of the essence in the performance of this agreement.

     (8) This agreement shall be binding upon the heirs, successors and assigns of Owner and Purchaser.

     IN WITNESS WHEREOF, the parties hereto have set their hands on the day and date above written.

OWNER:                                   PURCHASER:

                                         EAST KANSAS AGRI-ENERGY LLC


                                         By
----------------------------               -------------------------------------
Clarence L. White                        William R. Pracht
                                         Chairperson


----------------------------
Berniece F. White

Page 3
Option to Purchase

STATE OF KANSAS            )
                       )
COUNTY OF ANDERSON     )

     The foregoing instrument was acknowledged before me this 29th day of March, 2002, by Clarence L. White and Berniece F. White, husband and wife.


Term Expires:

                                         ---------------------------------------
-----------------------------            Notary Public

Page 4
Option to Purchase

STATE OF KANSAS            )
                       )   SS:
COUNTY OF ANDERSON     )

     The foregoing instrument was acknowledged before me this 27th day of March, 2002, by William R. Pracht, Chairperson of East Kansas Agri-Energy, L.L.C., a Kansas Limited Liability Company, on behalf of the limited liability company.


Term Expires:
                                      -------------------------------------
-----------------------------         Notary Public